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FRANKLIN BANCORPORATION, INC.

EXHIBIT 11


COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE:

(DOLLARS IN THOUSANDS - EXCEPT PER SHARE DATA)




                                                         FOR THE THREE MONTH PERIOD           FOR THE SIX MONTH PERIOD
                                                                ENDED JUNE 30,                     ENDED JUNE 30,
                                                            1997             1996                1997             1996
                                                            ----             ----                ----             ----
Net earnings                                            $    1,421       $    1,052          $    2,804       $    2,016


Primary earnings (A)                                         1,421            1,052               2,804            2,016

Fully diluted earnings (B)                                   1,421            1,052               2,804            2,016

Weighted average shares outstanding                      6,487,694        6,326,039           6,487,636        6,321,966


Dilutive common stock equivalents for primary
 earnings per share                                        403,602          274,189             401,764          275,341
                                                        ----------       ----------           ---------       ----------


Weighted average shares and common equivalent
 shares for primary earnings per share (C)               6,891,296        6,600,228           6,889,400        6,597,307


Equivalent shares assuming full dilution                   440,803          279,329             439,760          278,773
                                                        ----------       ----------           ---------       ----------

Weighted average shares and common equivalent
shares for fully diluted earnings per share (D)          6,928,497        6,605,368           6,927,396        6,600,739


Earnings per share

Primary (A)/(C)                                         $     0.21       $     0.16          $     0.41       $     0.31

Fully diluted (B)/(D)                                   $     0.21       $     0.16          $     0.40       $     0.31
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